As filed with the Securities and Exchange Commission on March 11, 1999.
                                                    Registration No. 333-[_____]

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           THE NATIONAL REGISTRY INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                                95-4346070
(State or Other Jurisdiction                                 (I.R.S. Employer
     of Incorporation)                                    Identification Number)

                             2502 ROCKY POINT DRIVE
                              TAMPA, FLORIDA 33607
                    (Address of Principal Executive Offices)

                           THE NATIONAL REGISTRY INC.
                            1992 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                               JEFFREY P. ANTHONY
                           THE NATIONAL REGISTRY INC.
                             2502 ROCKY POINT DRIVE
                              TAMPA, FLORIDA 33607
                     (Name and Address of Agent for Service)

                                 (813) 636-0099
    (Telephone Number, Including Area Code, of Agent for Service of Process)

                         CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED
                                         PROPOSED MAXIMUM         MAXIMUM
TITLE OF SECURITIES    AMOUNT TO BE     OFFERING PRICE PER       AGGREGATE           AMOUNT OF
 TO BE REGISTERED       REGISTERED             SHARE        OFFERING PRICE (1)   REGISTRATION FEE
-------------------    ------------     ------------------  ------------------   ----------------
  Common Stock,     2,500,000 shares (2)      $2.219            $5,547,500           $1,542.05
  $.01 Par Value

----------
(1) Estimated solely for purposes of calculating the registration fee based upon the average of the high and low prices on the NASDAQ SmallCap Market on March 9, 1999 and calculated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended.

(2) This Registration Statement also covers such undeterminable number of additional shares of the Registrant's Common Stock as may become issuable in the event certain anti-dilution provisions contained in the options granted under The National Registry Inc.'s 1992 Stock Incentive Plan become operative. No additional registration fee is included for these shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         ITEM 1. PLAN INFORMATION.*

         ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* The documents containing the information specified in this Part I have been or will be sent or given to optionees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Act"). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act, as amended. Copies of all documents incorporated by reference in Item 3 of Part II of this Form S-8 (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein), as well as other documents required to be delivered to employees pursuant to Rule 428(b), will be provided without charge to each person, including any beneficial owner, on the written or oral request of such person made to The National Registry Inc., at 2502 Rocky Point Drive, Tampa, Florida 33607 or by telephone at (813) 636-0099, attention Chief Financial Officer.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by The National Registry Inc. ("NRI") with the SEC (File No. 0-19712) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         2. Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

         3.       Proxy Statement dated April 10, 1998;

         4. Current Reports on Form 8-K filed with the SEC on May 29, 1998, June 12, 1998, December 4, 1998 and December 30, 1998;
                  and

         5. The description of the common stock contained in Item 1 of NRI's Form 8-A filed with the SEC on October 19, 1992.

         All documents subsequently filed by NRI pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part thereof from the date of filling of such documents.

        A document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        ITEM 4.       DESCRIPTION OF SECURITIES.

        Not Applicable.

        ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

        ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted as an agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL further provides, among other things, that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Indemnification provided for by
Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. Indemnification provided for by
Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. Section 145 of the DGCL also empowers the corporation to purchase and maintain insurance on behalf of an agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the DGCL. Article Ninth of the Registrant's Certificate of Incorporation and Article VI of the Registrant's Bylaws entitles officers and directors of the Registrant to indemnification to the full extent permitted by Section 145 of the DGCL, as the same may be amended or supplemented from time to time, and Article VI of the Registrant's Bylaws allows the Registrant to purchase insurance for the benefit of the officers and directors of the Registrant.

        Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (including certain unlawful dividends or stock repurchases); or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall have any personal liability to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, provided that such provision does not limit or eliminate the liability of any director (i) for breach of such director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases); or (iv) for any transaction from which such director derived an improper personal benefit. Amendment to such article does not affect the liability of any director for any act or omission occurring prior to the effective time of such amendment.

        The Registrant provides insurance from commercial carriers against certain liabilities incurred by its directors and officers.

        ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

        ITEM 8.       EXHIBITS.

        EXHIBIT NO.   DESCRIPTION
        -----------   -----------

        5             Opinion of Kaye, Scholer Fierman, Hays & Handler, LLP

        23.1 Consent of Kaye, Scholer Fierman, Hays & Handler, LLP (filed as part of Exhibit 5)

        23.2          Consent of Ernst & Young LLP

        99.1          Amendment to NRI's 1992 Stock Incentive Plan

        ITEM 9.       UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Act;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 10th day of March, 1999.

                                   THE NATIONAL REGISTRY INC.

                                   By: /s/ JEFFREY ANTHONY
                                      ------------------------------------------
                                      Jeffrey P. Anthony
                                      President and Chief Executive
                                        Officer

        Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date:   March 10, 1999             /s/ JEFFREY P. ANTHONY
                                   ---------------------------------------------
                                   Jeffrey P. Anthony
                                   Chairman, President, Chief Executive
                                     Officer and Director (Principal Executive
                                     Officer)


Date:   March 10, 1999             /s/ JAMES W. SHEPHERD
                                   ---------------------------------------------
                                   James W. Shepperd
                                   Chief Financial Officer (Principal Financial
                                     Officer and Principal Accounting Officer)


Date:   March 10, 1999             /s/ HECTOR J. ALCALDE
                                   ---------------------------------------------
                                   Hector J. Alcalde
                                   Director


Date:   March 10, 1999             /s/ FRANK M. DEVINE
                                   ---------------------------------------------
                                   Frank M. Devine
                                   Director

                                   ---------------------------------------------
                                   J. Anthony Forstmann
                                   Director


Date:   March 10, 1999             /s/ O. G. GREENE
                                   ---------------------------------------------
                                   O. G. Greene
                                   Director



                                   ---------------------------------------------
                                   Donald C. Klosterman
                                   Director



Date:  March 10, 1999              /s/ ROBERT ROSENBLATT
                                   -------------------------------------------
                                   Robert Rosenblatt
                                   Director



                                   ---------------------------------------------
                                   Francis R. Santangelo
                                   Director

                                  EXHIBIT INDEX

        EXHIBIT NO.   DESCRIPTION
        -----------   -----------

        5             Opinion of Kaye, Scholer Fierman, Hays & Handler, LLP

        23.1 Consent of Kaye, Scholer Fierman, Hays & Handler, LLP (filed as part of Exhibit 5)

        23.2          Consent of Ernst & Young LLP

        99.1          Amendment to NRI's 1992 Stock Incentive Plan